AMENDMENT AGREEMENT

BETWEEN

TECHMEDIA ADVERTISING, INC. and **EXCEL FINANCIAL SERVICES INC.**

WHEREAS the parties are party to a Funding Equity Agreement dated November 26, 2009, a copy of which is attached hereto;

AND WHEREAS Item 2 of the Funding Equity Agreement provides that the closing of the Operation shall occur no later than January 22, 2010;

AND WHEREAS Item 17 of the Funding Equity Agreement provides among other things that if the parties fail to mutually agree in good faith on the final documentation and conditions of the Operation, which shall be acceptable to each of them in their sole discretion, by January 22, 2010, then the Funding Equity Agreement shall be automatically terminated;

AND WHEREAS Item 3 of the Funding Equity Agreement provides that the good faith deposit of USD $100,000 is refundable, and the parties now wish it to be non-refundable.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

The Funding Equity Agreement is amended as follows:

1. The words "January 22, 2010" at Item 2 and Item 17 are deleted and replaced by the words "February 23, 2010";
2. The word "non-" is added at Item 3 immediately between the words "a" and "refundable".
3. The words "The Deposit shall be refunded by the Syndicator to the Company at Closing" are deleted.

All other terms and conditions of the Funding Equity Agreement shall remain in full force and effect.

This Amendment Agreement supersedes all previous versions or verbal discussions to the same effect.

DATED with effect this 31 day of January, 2010.

AMENDMENT AGREEMENT

BETWEEN

TECHMEDIA ADVERTISING, INC. and EXCEL FINANCIAL SERVICES INC.

Signed on this 31 th day of 01, 2010, in Zurich, Switzerland.

Applicant: TechMedia Advertising Singapore PTE LTD.

Per: ______________________ Per: ______________________

Mr. Vellu Ratner, ~~President~~ Director Witness:

And:

Signed on this 31 th day of 01, 2010, in Zurich, Switzerland.

EXCEL FINANCIAL SERVICES, INC.

Per: ______________________ Per: ______________________

Mr. Camil Girard, Director Witness:

FUNDING EQUITY AGREEMENT

The Syndicator: **EXCEL FINANCIAL SERVICES INC.**
Address: 1250 René-Lévesque West Blvd., Suite 2200,
Montreal, Qc, Canada H3B 4W8
Tel. (514) 399-9897 / Fax: (514) 399-1108
<Hereafter, as Syndicator >
Email: finance@globalmerchantbanker.ca

AND

The Company: Shall be deemed to mean: **TechMedia Advertising Inc.**, being a legal entity incorporated under the laws of Nevada (US) and located at 62 Upper Cross Street #04-01, Singapore 058353, Phone: +(65) 6532 3001 – Fax: +(65) 6532 0989 – Email: vel@tma-i.net, represented by Mr. Vellu Ratner, Director, dully authorized by Board of Directors **<Hereafter, as the Company >. FILE# 177-174.**

1. **Funding Equity (debenture):** Distribution by **the Company** of a convertible debenture or warrants (the "**Debenture**") to the Syndicator (and any substitutes and additional subscribers, at the discretion of the Syndicator), for an initial amount of USD 2,000,000 with the option to increase such subscription up to USD 10,000,000, convertible into voting and equity shares of **the Company** at the prevailing market conditions at the time of conversion and the discounted price of the share (NASDAQ), as fully paid and non assessable shares, free and clear of any liens thereon, the whole upon the terms and conditions set forth herein and the other conditions to be negotiated between the parties hereto (the "**Operation**").

2. **Closing:** The closing of the Operation (the "**Closing**") shall occur no later than January 22, 2010 (the "**Closing Date**").

3. Deposit:	Upon the signature of this agreement, the Company shall remit to the Syndicator a refundable good faith deposit equal to 1% of USD 10,000,000.00 (the "**Deposit**"). The Deposit shall be refunded by the Syndicator to the Company at Closing.
4. Equity Return:	The Debenture shall yield an equity return of no less than fifteen percent (15%) per annum, from the first (1st) anniversary of the Debenture, payable yearly, on the anniversary date of the Debenture.
5. Term of Debenture:	The Debenture shall have a maximum term of five (5) years from the Closing Date (the "**Due Date**"). Upon the Due Date, provided that the Debenture has not been fully converted pursuant to the terms hereof, the Company shall immediately pay to the Syndicator the full outstanding amount of the Debenture in capital and accrued and unpaid interest thereon.
6. Conversion:	The Debenture shall be converted in whole or in part upon the occurrence of any of the following: - the written notice from the Syndicator to **the Company**, at any time and from time to time, before the Due Date, requesting the conversion of the Debenture, in whole (for the full amount of the Debenture in capital and accrued and unpaid interest thereon) or in part, for any reason, at the sole and absolute discretion of the Syndicator; - automatically without notice, for the full outstanding amount of the Debenture in

TMA initials:

GFS Initials :

capital and accrued and unpaid interest thereon, and such interest will include the interest that would have been paid until the Due Date, upon, among others, the occurrence of the following (i) the default of **the Company** under the Debenture, (ii) immediately prior to any change or acquisition of control of **the Company**, (iii) the sale of all or substantially all of the assets of **the Company**.

7. Assignment: The Syndicator shall have the right, at its sole and unfettered discretion, to assign and transfer the Debenture to any qualified transferee, without requiring the consent of **the Company** and any regulatory authority.

8. Use of funds: During the term of the Debenture, **the Company** shall confirm annually in writing to the Syndicator, with satisfactory evidence thereof, that the proceeds of the Operation have been used only for the projects specified and disclosed in writing to the Syndicator prior to the Closing Date.

9. Merger and Reorganization: During the term of the Debenture, **the Company** shall have the right to merge or reorganize without the prior written consent of the Syndicator, provided that (i) such merger or reorganization is in compliance with all applicable laws and regulations and (ii) following such merger and reorganization, the Syndicator is in no less better position than before such merger or reorganization.

10. Restrictive covenant: **The Company** shall not, directly or indirectly, for a period of five (5) years from the date hereof, November 26th 2009, solicit or attempt to solicit investments from any associates of the Syndicator disclosed to **the Company** in writing prior to Closing or the termination of this agreement.

11. Waiver for Communication: The Syndicator shall have the right to rely and act upon of any communications transmitted to the Syndicator by means of phone, mail, telefax, telex or other purporting to be originated by **the Company**.

The Syndicator is discharged from all and every responsibility in connection with so acting and **the Company** will keep and hold the Syndicator harmless in respect thereof.

12. Entire Agreement: This agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersedes all negotiations either verbal or in writing from the inception of the mandate.

13. Amendment: This agreement may not be changed without an amendment in writing signed by the party against whom enforcement is sought.

14. Applicable Law and Jurisdiction: This agreement shall be governed by and construed with the laws of the Province of Quebec and the federal laws of Canada applicable therein. The parties hereby specifically submit to the sole and exclusive jurisdiction of the courts of the Province of Quebec, in the district of Montreal, to the exclusion of any other court.

15. Closing Fee: **The Company** shall pay to the Syndicator, for each amount disbursed by the Syndicator for the Debenture and any increase thereof, a fee equal to [4%] thereof.

16. Conditions precedent: Closing shall be conditional upon the completion of the following conditions prior to the Closing Date at the entire satisfaction of the Syndicator:

- **the Company** and the Syndicator shall mutually agree on the final documentation regarding the Debenture

and the Operation;

- completion of the feasibility study report of the Operation and any other due diligence required by the Syndicator, which results shall be to the full satisfaction of the Syndicator;

- satisfactory evidence that all requirements and consents under all applicable laws governing **the Company** and the Debenture are fully complied with and obtained, including in relation to applicable securities laws, stock exchange rules and regulations, corporate consents, etc.;

- satisfactory evidence that the Operation shall qualify as a "private placement" under applicable laws;

- payment by **the Company** to the Syndicator at the signature of this agreement, on or before November 27 2009, of all costs regarding the Operation, including immediate hard costs, legal matters, professional services, underwriting associated with the coordinating the transaction's closing settlement, including the Syndicator's legal closing settlement amount of EURO 88,180.00 (not refundable);

- all conditions set forth in this agreement shall have been met no later than on the Closing Date.

17. Termination:

In the event the parties fail to mutually agree in good faith on the final documentation and conditions of the Operation, which shall be acceptable to each of them in their sole discretion, by January 22, 2010, then this agreement shall be automatically terminated,

without notice, and without any penalty or cost or recourse against the other party, and the parties shall have therefore no further obligations under this agreement, except that : (i) **the Company** shall indemnify and hold the Syndicator harmless from any and all cost, damages and actions that could arise in connection with this agreement, the Debenture and the Operation, and (ii) the restrictive covenant of **the Company** set forth in Section 10 hereof shall survive the termination of this agreement.

18. General:

It is hereby understood for each party involved in the said transaction that all signed documents received by facsimile and/or email copy of which shall be deemed to have the same legal force and effect as an original document.

This agreement is not in any way to be considered or intended to be a solicitation of funds of any kind, or deemed to be any type of offering or to sell Securities. This is confidential information and is intended only for **the Company** named above regarding their general knowledge.

Agreed and accepted by and between:

Signed on this 26th day of Nov, 2009, in Singapore.

The Company: TechMedia Advertising, Inc.

Per: ______________________
Mr. Vellu Ratner, Director

Per: ______________________
Witness: William Goh, Director

And:

Signed on this 26th day of November, 2009, in Montreal, Canada.

EXCEL FINANCIAL SERVICES, INC.

Per: ______________________
Mr. Camil Girard, Director

Per: ______________________
Witness: